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                                                             EXHIBIT 2.3



                       INDEPENDENT AUDITORS' CONSENT



We consent to the use in the annual report on Form 20-F of Comet Software International, Ltd. of our report dated March 21, 1996, relating to the balance sheet of Software Center, Inc. as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994.




                                           /s/ Rothstein, Kass & Company, P.C.
                                          -------------------------------------
                                               ROTHSTEIN, KASS & COMPANY, P.C.


Roseland, New Jersey
July 1, 1997